Exhibit 99.1
Insteel Industries, Inc.
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020
INSTEEL INDUSTRIES REPORTS THIRD QUARTER FINANCIAL RESULTS
MOUNT AIRY, N.C., July 21, 2011 — Insteel Industries, Inc. (NasdaqGS: IIIN) today reported net earnings of $3.7 million ($0.20 per diluted share) for the third quarter of fiscal 2011 compared with $1.6 million ($0.09 per share) in the third quarter of fiscal 2010. Net earnings for the current year quarter include restructuring charges of $2.0 million ($0.07 per share after-tax) related to the November 2010 acquisition of certain of the assets of Ivy Steel & Wire, Inc. (“Ivy”).
Insteel’s financial results for the third quarter of fiscal 2011 were favorably impacted by the contribution from the Ivy facilities and widening spreads between selling prices and raw material costs. Demand for the Company’s products remained at depressed levels due to the ongoing weakness in the construction sector. Insteel’s capacity utilization for the quarter was 48% compared with 46% in the second quarter of fiscal 2011 and 52% in the third quarter of fiscal 2010.
Net sales for the third quarter of fiscal 2011 increased 59.1% to $98.6 million from $62.0 million in the third quarter of fiscal 2010 primarily due to the addition of Ivy’s facilities and higher average selling prices. Shipments for the third quarter of fiscal 2011 increased 41.9% from the prior year quarter and average selling prices increased 12.1%. On a sequential basis, shipments increased 7.5% from the second quarter of fiscal 2011 and average selling prices increased 5.5%.
For the first nine months of fiscal 2011, Insteel incurred a net loss of $1.4 million ($0.08 per share) compared with net earnings of $2.1 million ($0.12 per share) in the first nine months of fiscal 2010. The nine-month results for the current year include restructuring charges, acquisition-related costs and a bargain purchase gain related to the Ivy acquisition, which had the net effect of reducing net earnings by $11.6 million ($0.41 per share after-tax). Net earnings for the prior year period include $1.9 million ($0.07 per share after-tax) of inventory write-downs to reduce the carrying value of inventory to the lower of cost or market.
Net sales for the first nine months of fiscal 2011 increased 53.0% to $237.8 million from $155.4 million in the first nine months of fiscal 2010. Shipments for the first nine months of fiscal 2011 increased 35.0% from the prior year period and average selling prices increased 13.4%.
Liquidity and Capital Resources
Operating activities used $0.1 million of cash for the third quarter of fiscal 2011 compared with $6.8 million in the third quarter of fiscal 2010. Net working capital used $8.8 million of cash during the current year quarter and $10.7 million in the prior year quarter primarily due to the usual seasonal increase in sales volume together with sequential increases in selling prices and raw material costs. Capital expenditures for the nine-month period were $6.3 million and are expected to total less than $10.0 million for fiscal 2011. Insteel ended the quarter with $2.0 million of cash and cash equivalents,
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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144

$13.5 million of total debt and no borrowings outstanding on its $75.0 million revolving credit facility.
Ivy Acquisition and Restructuring Activities
The Company has completed the consolidation of its welded wire reinforcement operations in Texas and the Northeast, which involved the closure of two facilities and absorption of the business by other Insteel locations. These actions were taken due to the close proximity of the Ivy facilities that were acquired in Hazleton, Pennsylvania and Houston, Texas to Insteel’s existing facilities in Wilmington, Delaware and Dayton, Texas. The leased facility in Houston was closed in December 2010 and the Wilmington facility was closed in May 2011. The Company is also in the process of reconfiguring certain of its operations and redeploying equipment across locations in order to achieve further improvements in its operating costs and customer service capabilities. These activities are currently expected to be completed by the end of the first quarter of fiscal 2012.
The $2.0 million of restructuring charges recorded during the quarter include asset impairment charges to write down the carrying value of long-lived assets related to the facility closures and decommissioning of equipment ($0.7 million); other facility closure-related costs ($0.6 million); equipment relocation costs ($0.6 million); and employee separation costs ($0.1 million). The Company currently expects to incur approximately $1.0 million of additional restructuring charges in connection with the remaining anticipated equipment relocation and facility closure-related costs.
“With the facility consolidations, staffing reductions and systems conversions essentially behind us, our integration efforts are now focused on the implementation of Insteel operating metrics and procedures at the former Ivy locations and the execution of the remainder of our reconfiguration plans,” said H.O. Woltz III, Insteel’s president and CEO. “We expect these initiatives will further strengthen Insteel’s competitive position and improve our earnings potential, which should become more apparent as market conditions improve.”
Outlook
Commenting on the outlook for the remainder of 2011, Woltz said, “As we head into the second half of the calendar year, we expect demand in our construction end-markets to remain at depressed levels pending a sustained recovery in the private sector and increased availability of credit for project financing. The outlook for infrastructure construction is clouded by the uncertainty regarding the duration and magnitude of a new federal transportation funding authorization and the fiscal constraints at the state and local level. During the interim, we expect market conditions to remain intensively competitive, although our financial results should be favorably impacted by increasing contributions from the Ivy acquisition and our ongoing process improvement initiatives. In addition, our strong balance sheet and financial flexibility position us to pursue additional acquisition opportunities in our core businesses that further our market penetration or expand our geographic footprint.”
Conference Call
Insteel will hold a conference call at 10:00 a.m. ET today to discuss its third quarter 2011 financial results. A live webcast of this call can be accessed on Insteel’s website at http://investor.insteel.com/ and will be archived for replay until the next quarterly conference call.
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Insteel Industries, Inc.

About Insteel
Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets PC strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh (“ESM”) and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel currently operates nine manufacturing facilities located in the United States.
All references to “per share” amounts in this release indicate that the amounts referenced were the same on a basic and diluted basis.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “may,” “should” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in the Company’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended October 2, 2010. You should carefully review these risks and uncertainties.
All forward-looking statements attributable to Insteel or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and Insteel does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
It is not possible to anticipate and list all risks and uncertainties that may affect Insteel’s future operations or financial performance; however, they include, but are not limited to, the following: potential difficulties that may be encountered in integrating the acquisition of certain assets of Ivy into Insteel’s existing business; potential difficulties in realizing synergies, including reduced operating costs, with respect to Insteel’s acquisition of certain assets of Ivy; competitive and customer responses to Insteel’s expanded business; general economic and competitive conditions in the markets in which Insteel operates; credit market conditions and the relative availability of financing to Insteel, its customers and the construction industry as a whole; the continuation of reduced spending for nonresidential construction, particularly commercial construction, and the impact on demand for Insteel’s products; the duration and magnitude of a new federal transportation funding authorization and the amount of infrastructure-related funding provided for that requires the use of Insteel’s products; the severity and duration of the downturn in residential construction and the impact on those portions of Insteel’s business that are correlated with the housing sector; the cyclical nature of the steel and building material industries; fluctuations in the cost and availability of Insteel’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; competitive pricing pressures and Insteel’s ability to raise
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Insteel Industries, Inc.

selling prices in order to recover increases in wire rod costs; changes in U.S. or foreign trade policy affecting imports or exports of steel wire rod or Insteel’s products; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on Insteel’s unit manufacturing costs; Insteel’s ability to further develop the market for engineered structural mesh (“ESM”) and expand its shipments of ESM; legal, environmental, economic or regulatory developments that significantly impact Insteel’s operating costs; unanticipated plant outages, equipment failures or labor difficulties; continued escalation in certain of Insteel’s operating costs; and the other risks and uncertainties discussed in Insteel’s Annual Report on Form 10-K for the year ended October 2, 2010 and in other filings made by Insteel with the SEC.
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Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Net sales	$98,579	$61,956	$237,818	$155,425
Cost of sales	86,050	54,266	213,821	137,841
Inventory write-downs	—	—	—	1,933

Gross profit	12,529	7,690	23,997	15,651
Selling, general and administrative expense	4,947	4,317	13,638	12,241
Restructuring charges	1,970	—	8,573	—
Acquisition costs	—	—	3,518	—
Bargain purchase gain	—	—	(500)	—
Other income, net	(27)	(2)	(96)	(252)
Interest expense	260	116	664	411
Interest income	(18)	(45)	(37)	(71)

Earnings (loss) from continuing operations before income taxes	5,397	3,304	(1,763)	3,322
Income taxes	1,747	1,680	(404)	1,177

Earnings (loss) from continuing operations	3,650	1,624	(1,359)	2,145
Loss from discontinued operations net of income taxes of $- , ($12), $- and ($26)	—	(19)	—	(42)

Net earnings (loss)	$3,650	$1,605	$(1,359)	$2,103

Per share amounts:
Basic:
Earnings (loss) from continuing operations	$0.21	$0.09	$(0.08)	$0.12
Loss from discontinued operations	—	—	—	—

Net earnings (loss)	$0.21	$0.09	$(0.08)	$0.12

Diluted:
Earnings (loss) from continuing operations	$0.20	$0.09	$(0.08)	$0.12
Loss from discontinued operations	—	—	—	—

Net earnings (loss)	$0.20	$0.09	$(0.08)	$0.12

Cash dividends declared	$0.03	$0.03	$0.09	$0.09

Weighted average shares outstanding
Basic	17,587	17,492	17,550	17,454

Diluted	17,855	17,695	17,550	17,661

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Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	July 2,	April 2,	October 2,
	2011	2011	2010
Assets
Current assets:
Cash and cash equivalents	$2,009	$3,893	$45,935
Accounts receivable, net	43,691	37,418	24,970
Inventories	70,454	61,717	43,919
Other current assets	5,699	4,930	3,931

Total current assets	121,853	107,958	118,755
Property, plant and equipment, net	90,018	93,169	58,653
Other assets	6,077	5,770	5,097

Total assets	$217,948	$206,897	$182,505

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$41,952	$35,870	$20,689
Accrued expenses	8,267	8,555	5,929
Current portion of long-term debt	675	675	—
Current liabilities of discontinued operations	—	—	210

Total current liabilities	50,894	45,100	26,828
Long-term debt	12,825	12,825	—
Other liabilities	7,381	5,970	7,521
Long-term liabilities of discontinued operations	—	—	280
Shareholders’ equity:
Common stock	17,615	17,614	17,579
Additional paid-in capital	47,828	47,105	45,950
Retained earnings	83,714	80,592	86,656
Accumulated other comprehensive loss	(2,309)	(2,309)	(2,309)

Total shareholders’ equity	146,848	143,002	147,876

Total liabilities and shareholders’ equity	$217,948	$206,897	$182,505

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Insteel Industries, Inc.

INSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net earnings (loss)	$3,650	$1,605	$(1,359)	$2,103
Loss from discontinued operations	—	19	—	42

Earnings (loss) from continuing operations	3,650	1,624	(1,359)	2,145
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used for) operating activities of continuing operations:
Depreciation and amortization	2,509	1,772	7,062	5,230
Amortization of capitalized financing costs	21	93	61	342
Stock-based compensation expense	716	501	1,898	1,604
Asset impairment charges	683	—	4,135	—
Inventory write-downs	—	—	—	1,933
Excess tax benefits from stock-based compensation	—	—	(81)	(3)
Loss (gain) on sale of property, plant and equipment	(26)	2	(10)	13
Deferred income taxes	1,802	(222)	(474)	(439)
Gain from life insurance proceeds	—	—	(357)	—
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	(59)	274	(357)	(10)
Net changes in assets and liabilities (net of assets and liabilities acquired):
Accounts receivable, net	(6,273)	(5,245)	(18,721)	(7,167)
Inventories	(8,737)	(9,655)	(5,950)	(5,206)
Accounts payable and accrued expenses	6,227	4,159	15,587	83
Other changes	(650)	(91)	(1,529)	14,167

Total adjustments	(3,787)	(8,412)	1,264	10,547

Net cash provided by (used for) operating activities — continuing operations	(137)	(6,788)	(95)	12,692
Net cash used for operating activities — discontinued operations	—	(33)	—	(73)

Net cash provided by (used for) operating activities	(137)	(6,821)	(95)	12,619

Cash Flows From Investing Activities:
Acquisition of business	—	—	(37,308)	—
Capital expenditures	(1,390)	(347)	(6,292)	(1,249)
Proceeds from life insurance claims	—	—	1,063	—
Proceeds from sale of property, plant and equipment	146	—	164	—
Increase in cash surrender value of life insurance policies	(35)	(30)	(460)	(440)
Proceeds from surrender of life insurance policies	19	—	19	—

Net cash used for investing activities — continuing operations	(1,260)	(377)	(42,814)	(1,689)

Net cash used for investing activities	(1,260)	(377)	(42,814)	(1,689)

Cash Flows From Financing Activities:
Proceeds from long-term debt	6,699	81	12,607	231
Principal payments on long-term debt	(6,699)	(81)	(12,607)	(231)
Financing costs	—	(395)	—	(395)
Cash received from exercise of stock options	8	56	21	140
Excess tax benefits from stock-based compensation	—	—	81	3
Cash dividends paid	(528)	(527)	(1,055)	(1,580)
Other	33	(29)	(64)	(30)

Net cash used for financing activities — continuing operations	(487)	(895)	(1,017)	(1,862)

Net cash used for financing activities	(487)	(895)	(1,017)	(1,862)

Net increase (decrease) in cash and cash equivalents	(1,884)	(8,093)	(43,926)	9,068
Cash and cash equivalents at beginning of period	3,893	52,263	45,935	35,102

Cash and cash equivalents at end of period	$2,009	$44,170	$2,009	$44,170

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$373	$23	$439	$69
Income taxes	(106)	184	654	186
Non-cash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	(434)	99	7	197
Declaration of cash dividends to be paid	528	—	528	—
Restricted stock surrendered for withholding taxes payable	—	—	86	52
Note payable issued as consideration for business acquired	—	—	13,500	—
Post-closing purchase price adjustment for business acquired	—	—	500	—
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Insteel Industries, Inc.